UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of the earliest event reported): February 1, 2008

SRI/SURGICAL EXPRESS, INC.

(Exact Name of Registrant as specified in its Charter)

Florida	000-20997	59-3252632
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12425 Race Track Road

Tampa, Florida 33626

(Address of Principal Executive Offices)

(813) 891-9550

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 1, 2008, SRI/Surgical Express, Inc. (“SRI”) granted 25,000 restricted shares of SRI’s common stock to Gerald Woodard, SRI’s recently appointed Chief Executive Officer, pursuant to his Employment Agreement, a copy of which was filed on January 7, 2008 as Exhibit 10.1 to SRI’s Current Report on Form 8-K announcing his appointment. The restricted shares will vest on the earlier of (i) January 31, 2011, so long as Mr. Woodard is employed by SRI on such date, or (ii) the date Mr. Woodard is terminated for any reason other than for cause, death or disability. The restricted shares also will vest on a change in control of SRI.

In addition, on February 1, 2008, SRI granted to Mr. Woodard stock options to purchase 150,000 shares of SRI’s common stock pursuant to Mr. Woodard’s Employment Agreement. The stock options have a term of ten years and an exercise price of $4.50. The stock options will vest in three equal annual installments of 50,000 shares beginning on January 31, 2009 and will vest fully on a change in control of SRI.

The grants to Mr. Woodard of restricted stock and stock options were inducement grants made outside of SRI’s equity compensation plans pursuant to an exemption from NASDAQ’s shareholder approval requirements under Section 4350(i)(1)(A)(iv) of the NASDAQ Marketplace Rules.

The foregoing summaries of the grants of restricted stock and stock options are qualified in their entirety by the text of the Restricted Stock Grant Agreement and Stock Option Agreement attached hereto as Exhibits 10.1 and 10.2, respectively, which are incorporated herein by this reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit	Description
10.1	Restricted Stock Grant Agreement dated as of February 6, 2008, between SRI/Surgical Express, Inc. and Gerald Woodard

10.2	Stock Option Agreement dated as of February 6, 2008, between SRI/Surgical Express, Inc. and Gerald Woodard

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SRI/SURGICAL EXPRESS, INC.
(Registrant)

Dated: February 6, 2008	By:	/s/ Wallace D. Ruiz
Wallace D. Ruiz
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
10.1	Restricted Stock Grant Agreement dated as of February 6, 2008, between SRI/Surgical Express, Inc. and Gerald Woodard

10.2	Stock Option Agreement dated as of February 6, 2008, between SRI/Surgical Express, Inc. and Gerald Woodard